UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 1, 2014

EXCEL TRUST, INC.

EXCEL TRUST, L.P.

(Exact Name of Registrant as Specified in its Charter)

Maryland Delaware	001-34698 (Excel Trust, Inc.) 000-54962 (Excel Trust, L.P.)	27-1493212 (Excel Trust, Inc.) 27-1495445 (Excel Trust, L.P.)
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

17140 Bernardo Center Drive, Suite 300

San Diego, California 92128

(Address of Principal Executive Offices, Including Zip Code)

(858) 613-1800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

This Current Report on Form 8-K/A is being filed by Excel Trust, Inc. and Excel Trust, L.P. to provide the financial statements that were previously omitted in Item 9.01 of the Current Report on Form 8-K filed on October 2, 2014 relating to the acquisition of a retail shopping center located in Florida (the “Florida Property”), containing 339,670 square feet. In evaluating this acquisition and determining the appropriate amount of consideration to be paid, we considered a variety of factors including property type, geographic market and demographics, tenants and lease terms. We are not aware of any additional material factors that would cause the historical operating results of the Florida Property to not be indicative of future operating results.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Property Acquired

Independent Auditors’ Report

Statements of Revenues and Certain Expenses of the Property for the nine months ended September 30, 2014 (unaudited)

and for the year ended December 31, 2013

Notes to Statements of Revenues and Certain Expenses

(b)	Pro Forma Condensed Consolidated Financial Information (unaudited)

Unaudited Pro Forma Condensed Consolidated Balance Sheet of Excel Trust, Inc. as of September 30, 2014

Unaudited Pro Forma Condensed Consolidated Statements of Operations of Excel Trust, Inc. for the nine months ended September 30, 2014 and for the year ended December 31, 2013

Unaudited Pro Forma Condensed Consolidated Balance Sheet of Excel Trust, L.P. as of September 30, 2014

Unaudited Pro Forma Condensed Consolidated Statements of Operations of Excel Trust, L.P. for the nine months ended September 30, 2014 and for the year ended December 31, 2013

Notes to Pro Forma Condensed Consolidated Financial Statements of Excel Trust, Inc. and Excel Trust, L.P.

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit	Description of Exhibit

23.1	Consent of Squire & Company, PC

INDEPENDENT AUDITORS’ REPORT

Board of Directors and Stockholders

Excel Trust, Inc.

and

Board of Directors of the General Partner

Excel Trust, L.P.

We have audited the accompanying statement of revenues and certain expenses of the property (the “Florida Property”) for the year ended December 31, 2013, and related notes to the statement of revenues and expenses.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of this financial statement in accordance with the rules and regulations of the Securities and Exchange Commission as described in Note 1; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of a financial statement that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the statement of revenue and certain expenses presents fairly, in all material respects, the operations of the Florida Property for the year ended December 31, 2013 in accordance with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended, described in Note 1.

Basis of Presentation

We draw attention to Note 1 to the statement of revenues and certain expenses, which describes the basis of presentation. The financial statement is prepared in accordance with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended, which is a basis of presentation that includes historical revenues and certain operating expenses of the Florida Property, exclusive of items which may not be comparable to expected future operations of the Florida Property. The financial statement is not intended to be a complete presentation of the Florida Property’s revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ SQUIRE & COMPANY, PC

Orem, Utah
November 11, 2014

FLORIDA PROPERTY

STATEMENTS OF REVENUES AND CERTAIN EXPENSES

For the Nine Months Ended September 30, 2014 and for the Year Ended December 31, 2013

(in thousands)

	Nine months ended September 30, 2014	Year ended December 31, 2013
	(unaudited)
Revenues:
Rental revenues	$6,301	$7,435
Tenant reimbursements	2,451	4,371
Other income	328	426

Total revenues	9,080	12,232

Certain expenses
Maintenance and repairs	293	437
Real estate and other taxes	815	1,065
Insurance	654	700
Other operating expenses	2,155	2,706

Total certain expenses	3,917	4,908

Revenues in excess of certain expenses	$5,163	$7,324

See accompanying notes to statements of revenues and certain expenses.

FLORIDA PROPERTY

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES

1. Basis of Presentation

The accompanying statements of revenues and certain expenses include the operations of a retail shopping center located in Florida (the “Florida Property”), which was acquired by Excel Trust, Inc. on October 1, 2014.

The accompanying statements of revenues and certain expenses relate to the Florida Property and have been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended. Accordingly, the statements are not representative of the actual operations for the periods presented as revenues and certain operating expenses, which may not be directly attributable to the revenues and expenses expected to be incurred in the future operations of the Florida Property, have been excluded. Such items include depreciation, amortization, management fees, interest expense, interest income, and professional services.

2. Summary of Significant Accounting Policies

Revenue Recognition – The Florida Property recognizes rental revenue from tenants on a straight-line basis over the lease term when collectability is reasonably assured and the tenant has taken possession or controls the physical use of the leased asset.

Tenant recoveries related to reimbursement of real estate taxes, insurance, repairs and maintenance, and other operating expenses are recognized as revenue in the period applicable expenses are incurred. The reimbursements are recognized and presented at gross amounts, as the Florida Property is generally the primarily obligor with respect to purchasing goods and services from third-party suppliers, has discretion in selecting the supplier and bears the associated credit risk.

Use of Estimates – Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenues and certain expenses during the reporting periods to present the statements of revenues and certain expenses in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

3. Minimum Future Lease Rentals

Various lease agreements are in place with tenants to lease space in the Florida Property. As of September 30, 2014, the minimum future rents receivable under non-cancelable operating leases are as follows (in thousands):

2014 (three months ending December 31, 2014)	$2,008
2015	7,599
2016	5,252
2017	4,797
2018	4,624
2019 and thereafter	13,386

$37,666

Leases generally require reimbursement of the tenant’s proportional share of common area expenses, real estate taxes and other operating expenses, which are excluded from the amounts above.

4. Related Party Transactions

During the nine months ended September 30, 2014 (unaudited) and the year ended December 31, 2013, the Florida Property paid management and other fees of $167,000 and $239,000, respectively, to a company affiliated with the seller of the Florida Property.

5. Commitments and Contingencies

The Florida Property is subject to various legal proceedings and claims that arise in the ordinary course of business. These matters are generally covered by insurance. Management believes that the ultimate settlement of these actions will not have a material adverse effect on the Florida Property’s results of operations.

6. Concentration of Credit Risk

The Florida Property’s two largest tenants together accounted for 32% and 36% of the Florida Property’s rental revenue during the nine months ended September 30, 2014 (unaudited) and the year ended December 31, 2013, respectively.

7. Subsequent Events

The Florida Property evaluated subsequent events through November 11, 2014, the date the financial statements were available to be issued.

Excel Trust, Inc. and

Excel Trust, L.P.

Pro Forma Condensed Consolidated Financial Statements

(Unaudited)

The following unaudited pro forma financial information of Excel Trust, Inc. (the “Parent Company”) and Excel Trust, L.P. (the “Operating Partnership,” and together with the Parent Company, the “Company”) is based on the historical financial statements of the Company. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2014 has been prepared as if the acquisition of the Florida Property had occurred on September 30, 2014. The unaudited pro forma condensed consolidated statements of operations of the Company for the nine months ended September 30, 2014 and for the year ended December 31, 2013 have been prepared as if the acquisition of the Florida Property had occurred on January 1, 2013.

Such unaudited pro forma financial information should be read in conjunction with the historical consolidated financial statements of the Company filed with the Securities and Exchange Commission in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 and the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. The unaudited pro forma financial information is for informational purposes only and is not necessarily indicative of the results of operations of the Company that would have occurred if the acquisition of the Florida Property had been completed on the date indicated, nor does it purport to represent the Company’s results of operations as of any future date or for any future period. The pro forma condensed consolidated statements of operations of the Company are adjusted to include the acquisition of the Florida Property. In addition, the pro forma condensed consolidated financial statements are based upon pro forma allocations of the purchase price of the Florida Property based upon preliminary estimates of fair value of the assets acquired and liabilities assumed in connection with the acquisition. These allocations may be adjusted in the future upon finalization of these preliminary estimates. Management believes all material adjustments necessary to reflect the effect of the acquisition have been made to the unaudited pro forma financial information.

EXCEL TRUST, INC

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

September 30, 2014

(in thousands)

	Parent Company Historical (A)	Acquisition of the Florida Property (B)	Parent Company Pro Forma
ASSETS:
Property, net	$1,239,153	$139,560	$1,378,713
Cash and cash equivalents	6,143	—	6,143
Lease intangibles, net	81,796	13,169	94,965
Investment in unconsolidated entities	8,378	—	8,378
Other	58,957	—	58,957

Total Assets	$1,394,427	$152,729	$1,547,156

LIABILITIES AND EQUITY:
Liabilities:
Mortgages and notes payable and unsecured notes	$565,562	$143,044	$708,606
Accounts payable and other liabilities	53,739	—	53,739
Lease intangibles, net	36,260	9,685	45,945

Total liabilities	655,561	152,729	808,290
Equity:
Total stockholders’ equity	727,094	—	727,094
Non-controlling interests	11,772	—	11,772

Total equity	738,866	—	738,866

Total liabilities and equity	$1,394,427	$152,729	$1,547,156

See accompanying notes

EXCEL TRUST, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Nine months ended September 30, 2014

(in thousands, except per share amounts)

	Parent Company Historical (C)	Acquisition of the Florida Property (D)	Parent Company Pro Forma
REVENUES:
Rental revenue	$74,836	$6,508	$81,344
Tenant recoveries	15,168	3,246	18,414
Other income	1,457	328	1,785

Total revenues	91,461	10,082	101,543
EXPENSES:
Maintenance and repairs	6,439	293	6,732
Real estate taxes	9,443	2,085	11,528
Management fees	1,533	—	1,533
Other operating expenses	4,978	2,809	7,787
General and administrative	12,263	—	12,263
Depreciation and amortization	34,419	4,902	39,321

Total expenses	69,075	10,089	79,164

Operating income	22,386	(7)	22,379

Interest expense	(17,357)	(1,699)	(19,056)
Interest income	206	—	206
Income from equity in unconsolidated entities	240	—	240

Net income	5,475	(1,706)	3,769

Net income attributable to non-controlling interests	(227)	20	(207)

Net income attributable to Excel Trust, Inc.	5,248	(1,686)	3,562
Preferred stock dividends	(7,989)	—	(7,989)
Cost of redemption of preferred stock	(1,477)	—	(1,477)

Net loss attributable to the common stockholders	$(4,218)	$(1,686)	$(5,904)

Net loss per share attributable to the common stockholders – basic and diluted	$(0.09)		$(0.12)

Weighted-average common shares outstanding - basic and diluted	52,293	—	52,293

See accompanying notes

EXCEL TRUST, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Year ended December 31, 2013

(in thousands, except per share amounts)

	Parent Company Historical (C)	Acquisition of the Florida Property (D)	Parent Company Pro Forma
REVENUES:
Rental revenue	$92,294	$7,985	$100,279
Tenant recoveries	18,875	7,135	26,010
Other income	1,373	426	1,799

Total revenues	112,542	15,546	128,088
EXPENSES:
Maintenance and repairs	7,328	437	7,765
Real estate taxes	12,756	4,169	16,925
Management fees	1,772	—	1,772
Other operating expenses	6,194	3,406	9,600
Changes in fair value of earn-outs	(1,568)	—	(1,568)
General and administrative	13,871	—	13,871
Depreciation and amortization	46,146	6,439	52,585

Total expenses	86,499	14,451	100,950

Operating income	26,043	1,095	27,138

Interest expense	(18,944)	(3,397)	(22,341)
Interest income	204	—	204
Income from equity in unconsolidated entities	40	—	40
Changes in fair value of financial instruments	230	—	230

Income from continuing operations	7,573	(2,302)	5,271

Income from discontinued operations before gain on sale of real estate assets	464	—	464
Gain on sale of real estate assets	12,055	—	12,055

Income from discontinued operations	12,519	—	12,519

Net income	20,092	(2,302)	17,790
Net income attributable to non-controlling interests	(568)	59	(509)

Net income (loss) attributable to Excel Trust, Inc.	19,524	(2,243)	17,281
Preferred stock dividends	(10,976)	—	(10,976)

Net income attributable to the common stockholders	$8,548	$(2,243)	$6,305

Loss from continuing operations per share attributable to the common stockholders – basic and diluted	(0.09)		(0.13)
Net income per share attributable to the common stockholders – basic and diluted	$0.17		$0.13

Weighted-average common shares outstanding - basic and diluted	46,926	—	46,926

See accompanying notes

EXCEL TRUST, L.P.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

September 30, 2014

(in thousands)

	Operating Partnership Historical (A)	Acquisition of the Florida Property (B)	Operating Partnership Pro Forma
ASSETS:
Property, net	$1,239,153	$139,560	$1,378,713
Cash and cash equivalents	6,143	—	6,143
Lease intangibles, net	81,796	13,169	94,965
Investment in unconsolidated entities	8,378	—	8,378
Other	58,957	—	58,957

Total Assets	$1,394,427	$152,729	$1,547,156

LIABILITIES AND CAPITAL:
Liabilities:
Mortgages and notes payable and unsecured notes	$565,562	$143,044	$708,606
Accounts payable and other liabilities	53,739	—	53,739
Lease intangibles, net	36,260	9,685	45,945

Total liabilities	655,561	152,729	808,290

Capital:
Total partners’ capital	737,340	—	737,340
Non-controlling interests	1,526	—	1,526

Total capital	738,866	—	738,866

Total liabilities and capital	$1,394,427	$152,729	$1,547,156

See accompanying notes

EXCEL TRUST, L.P.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Nine months ended September 30, 2014

(in thousands, except per share amounts)

	Operating Partnership Historical (C)	Acquisition of the Florida Property (D)	Operating Partnership Pro Forma
REVENUES:
Rental revenue	$74,836	$6,508	$81,344
Tenant recoveries	15,168	3,246	18,414
Other income	1,457	328	1,785

Total revenues	91,461	10,082	101,543
EXPENSES:
Maintenance and repairs	6,439	293	6,732
Real estate taxes	9,443	2,085	11,528
Management fees	1,533	—	1,533
Other operating expenses	4,978	2,809	7,787
General and administrative	12,263	—	12,263
Depreciation and amortization	34,419	4,902	39,321

Total expenses	69,075	10,089	79,164

Operating income	22,386	(7)	22,379

Interest expense	(17,357)	(1,699)	(19,056)
Interest income	206	—	206
Income from equity in unconsolidated entities	240	—	240

Net income	5,475	(1,706)	3,769

Net income attributable to non-controlling interests	(274)	—	(274)

Net income attributable to Excel Trust, L.P.	5,201	(1,706)	3,495
Preferred unit distributions	(7,989)	—	(7,989)
Cost of redemption of preferred units	(1,477)	—	(1,477)

Net loss attributable to the unitholders	$(4,265)	$(1,706)	$(5,971)

Net loss per unit attributable to the unitholders – basic and diluted	$(0.09)		$(0.12)

Weighted-average common OP units outstanding - basic and diluted	53,494	—	53,494

See accompanying notes

EXCEL TRUST, L.P.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Year ended December 31, 2013

(in thousands, except per share amounts)

	Company Historical (C)	Acquisition of the Florida Property (D)	Company Pro Forma
REVENUES:
Rental revenue	$92,294	$7,985	$100,279
Tenant recoveries	18,875	7,135	26,010
Other income	1,373	426	1,799

Total revenues	112,542	15,546	128,088
EXPENSES:
Maintenance and repairs	7,328	437	7,765
Real estate taxes	12,756	4,169	16,925
Management fees	1,772	—	1,772
Other operating expenses	6,194	3,406	9,600
Changes in fair value of earn-outs	(1,568)	—	(1,568)
General and administrative	13,871	—	13,871
Depreciation and amortization	46,146	6,439	52,585

Total expenses	86,499	14,451	100,950

Operating income	26,043	1,095	27,138

Interest expense	(18,944)	(3,397)	(22,341)
Interest income	204	—	204
Income from equity in unconsolidated entities	40	—	40
Changes in fair value of financial instruments	230	—	230

Income from continuing operations	7,573	(2,302)	5,271

Income from discontinued operations before gain on sale of real estate assets	464	—	464
Gain on sale of real estate assets	12,055	—	12,055

Income from discontinued operations	12,519	—	12,519

Net income	20,092	(2,302)	17,790
Net income attributable to non-controlling interests	(335)	—	(335)

Net income (loss) attributable to Excel Trust, L.P	19,757	(2,302)	17,455
Preferred unit distributions	(10,976)	—	(10,976)

Net income attributable to the unitholders	$8,781	$(2,302)	$6,479

Loss from continuing operations per unit attributable to the unitholders – basic and diluted	(0.09)		(0.13)
Net income per unit attributable to the unitholders – basic and diluted	$0.17		$0.13

Weighted-average common OP units outstanding - basic and diluted	48,123	—	48,123

See accompanying notes

EXCEL TRUST, INC. AND

EXCEL TRUST, L.P.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(A) Derived from the Parent Company’s and the Operating Partnership’s condensed consolidated financial statements as of September 30, 2014.

(B) To reflect the acquisition of the Florida Property as if it were acquired September 30, 2014 for a purchase price of $141.5 million, not including closing costs. The acquisition was funded by cash on hand and approximately $98.8 million of borrowings from the Company’s unsecured revolving credit facility. The acquisition method of accounting was used to allocate the purchase price to tangible and identifiable intangible assets and liabilities and other working capital liabilities assumed according to their fair values. The purchase price has been allocated on a preliminary basis for the pro forma adjustments as follows (in thousands):

Land	$42,480
Building	77,964
Site improvements	7,120
Tenant improvements	11,997
Debt premium	(1,545)
Lease intangible assets	13,169
Lease intangible liabilities	(9,685)

$141,500

(C) Derived from the Parent Company’s and the Operating Partnership’s condensed consolidated statements of operations and comprehensive income for the nine months ended September 30, 2014 and for the year ended December 31, 2013.

(D) To reflect the acquisition of the Florida Property as if it were acquired on January 1, 2013. The pro forma adjustments include the pro forma operations of the Florida Property. The acquisition method of accounting was used to allocate the purchase price to tangible and identified intangible assets and liabilities according to their fair values. The amount allocated to building, site improvements and tenant improvements is depreciated over an estimated useful life of 40 years, 11 years and nine years, respectively. The amounts allocated to above- and below-market intangible assets and liabilities are amortized over the lives of the related leases, with an average life of nine years each.

Historical revenue of $6.3 million and $7.4 million is increased by $207,000 and $550,000, respectively, for the pro forma net amortization of above- and below-market leases for the nine months ended September 30, 2014 and for the year ended December 31, 2013.

Expenses are based on historical operations of the previous owner except for real estate property tax, which is calculated using an estimated reassessed tax basis subsequent to the acquisition (based on the purchase price and prevailing tax rates). Tenant recoveries have been adjusted to reflect the estimated property tax expense.

Interest expense reflects estimated interest costs incurred for the nine months ended September 30, 2014 and for the year ended December 31, 2013 related to the assumption of a $42.7 million mortgage note and borrowings of $98.8 million from the Company’s unsecured revolving credit facility used to fund the acquisition. The mortgage note bears interest at a fixed rate of 4.60% and the Company’s unsecured revolving credit facility bears interest at the rate of LIBOR plus a margin of 90 to 170 basis points, depending on the Company’s credit rating. Interest is assumed to be 1.45% for the periods presented based on historic LIBOR rates during the period from January 1, 2014 to September 30, 2014, which have ranged from 0.15% to 0.16% (a 0.125% variance in the assumed interest rate of 1.45% would result in an increase or decrease in interest expense of approximately $93,000 for the nine months ended September 30, 2014 and $123,000 for the year ended December 31, 2013).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: November 11, 2014	Excel Trust, Inc.

	By:	/s/ JAMES Y. NAKAGAWA
James Y. Nakagawa
Chief Financial Officer

Excel Trust, L.P.

	By:	Excel Trust, Inc.
Its General Partner

	By:	/s/ JAMES Y. NAKAGAWA
James Y. Nakagawa
Chief Financial Officer

EXHIBITS

Exhibit	Description of Exhibit

23.1	Consent of Squire & Company, PC